SCHEDULE 14A INFORMATION


               Proxy Statement pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                               (Amendment No. )


Filed by the Registrant [X]
Filed by a Party Other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission only (as permitted by Rule
     14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                         GLENWAY FINANCIAL CORPORATION
               (Name of Registrant as Specified in Its Charter)


                                      N/A
                 (Name of Person(s) Filing Proxy Statement, if
                          Other than the Registrant)

Payment of Filing Fee (Check appropriate box):

[ ]  $125 per Exchange Act rules O-11(c)(1)(ii),  14a-6(i)(1),  14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14(a)-6(i)(3)
[ ]  Fee computed on table below per Exchange Act Rules  14a-6(i) and O-11
     (1)  Title of each number of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11.
[X]  Fee paid previously with preliminary materials
[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                         GLENWAY FINANCIAL CORPORATION
                              5535 GLENWAY AVENUE
                            CINCINNATI, OHIO 45238
                                (513) 922-5959


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     Notice is hereby given that the Annual Meeting of Stockholders of Glenway Financial Corporation (the "Corporation") will be held at the Corporation's headquarters at 5535 Glenway Avenue, Cincinnati, Ohio, on October 23, 1996, at 2:00 p.m., Eastern Daylight Time (the "Annual Meeting"), for the following purposes, which are more completely set forth in the accompanying Proxy
Statement:

     1. To elect two directors of the Corporation for terms expiring in 1999;

     2. To approve an amendment to the Corporation's 1990 Stock Option and Incentive Plan (the "Plan") to increase the number of shares available for issuance under the Plan by 50,000;

     3. To ratify the selection of Grant Thornton LLP as the auditors of the Corporation for the current fiscal year; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above or any date or dates to which the Annual Meeting may be adjourned. Only stockholders of the Corporation of record at the close of business on September 13, 1996, will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

     A complete list of stockholders entitled to vote at the meeting is available for examination by any stockholder, for any purpose germane to the Annual Meeting, between 9:00 a.m. and 4:00 p.m. at the main office of the Corporation, 5535 Glenway Avenue, Cincinnati, Ohio, for a period of ten days prior to the Annual Meeting.

     Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.


Cincinnati, Ohio                    By Order of the Board of Directors
September 24, 1996

                                    Daniel W. Geeding
                                    Secretary

                         GLENWAY FINANCIAL CORPORATION

                              5535 GLENWAY AVENUE
                            CINCINNATI, OHIO 45238
                                (513) 922-5959


                                PROXY STATEMENT


                                    PROXIES


     The enclosed Proxy is being solicited by the Board of Directors of Glenway Financial Corporation (the "Corporation") for use at the 1996 Annual Meeting of Stockholders of the Corporation to be held at the Corporation's headquarters at 5535 Glenway Avenue, Cincinnati, Ohio, on October 23, 1996, at 2:00 p.m., Eastern Daylight Time, and at any adjournments thereof (the "Annual Meeting"). Stockholders who execute Proxies retain the right to revoke them at any time before they are voted at the Annual Meeting. Proxies may be revoked by written notice to the Secretary of the Corporation at the above address, by the filing of a later-dated Proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. Unless a stockholder revokes the Proxy, the shares represented by such Proxies will be voted at the Annual Meeting and all adjournments thereof.

     Each properly executed Proxy solicited by the Board of Directors, which is received prior to the Annual Meeting and not revoked, will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

               FOR the election of Albert W. Moeller and Robert R. Sudbrook as directors of the Corporation for terms expiring in 1999;

               FOR the approval of an amendment to the Corporation's 1990 Stock Option and Incentive Plan (the "Plan") to increase the number of shares for issuance under the Plan by 50,000; and

               FOR the ratification of the selection of Grant Thornton LLP as the auditors of the Corporation for the current fiscal year.

     The cost of solicitation of Proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners. In addition to solicitation by mail, directors, officers and regular employees of the Corporation may solicit Proxies personally or by telegraph or telephone without additional compensation.

     Only stockholders of record as of the close of business on September 13, 1996 (the "Voting Record Date"), are eligible to vote at the Annual Meeting and will be entitled to cast one vote for each share of common stock of the Corporation (the "Common Stock") owned. The Corporation's records disclose that, as of the Voting Record Date, there were 1,150,107 shares of the Common Stock outstanding and entitled to be cast at the Annual Meeting. The Corporation's Certificate of Incorporation does not allow cumulative voting in the election of directors.

     This Proxy Statement is first being mailed to stockholders of the Corporation on or about September 24, 1996.

                                 VOTE REQUIRED

Election of Directors

     Under Delaware law and Glenway's By-laws, the two nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld and shares held by a nominee for a beneficial owner which are represented in person or by proxy but are not voted with respect to the election of directors ("non-votes") are counted for purposes of a quorum but are not counted toward the election of directors.

Approval of the Amendment to the Plan

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting is necessary to approve the amendment to the Plan to increase the number of shares available for issuance under the Plan by 50,000. Non-votes are counted as present for purposes of a quorum. The effect of an abstention or a non-vote with respect to the amendment to the Plan is the same as a "no" vote. If the accompanying Proxy is signed and dated by the stockholder, but no vote is specified thereon, the shares held by such stockholder will be voted FOR the adoption of the amendment to the Plan and will not be considered "non-votes."

Ratification of Selection of Auditors

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Grant Thornton LLP as the auditors of Glenway for the current fiscal year. Non-votes are counted for purposes of a quorum. The effect of an abstention or a non-vote with respect to the ratification of the selection of auditors is the same as a "no" vote. If the accompanying Proxy is signed and dated by the stockholder, but no vote is specified thereon, the shares held by such stockholder will be voted FOR the ratification of the selection of Grant Thornton LLP as auditors and will not be considered "non-votes."


             VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the only person known to the Corporation to own beneficially more than five percent of the outstanding Common Stock as of September 13, 1996:

                                 Amount and Nature of       Percentage of
Name and Address                 Beneficial Ownership     Shares Outstanding
- ----------------                 --------------------     ------------------

PNC Bank, Ohio, N.A.                   82,010(1)                7.13%
201 E. Fifth Street
Cincinnati, Ohio  45202
- -----------------------------

(1) PNC Bank, Ohio, N.A. ("PNC"), beneficially owns such shares as the trustee for the Glenway Financial Corporation Employee Stock Ownership Plan (the "ESOP"). Includes 69,254 shares allocated to ESOP participants as to which such participants have sole voting power.

     The following table sets forth certain information with respect to the Common Stock beneficially owned by each director of the Corporation and by all directors and executive officers of the Corporation as a group as of September 13, 1996:

                                                               Percent of
                                Amount and Nature of           Shares
Name and Address(1)             Beneficial Ownership(2)        Outstanding(3)
- -------------------             -----------------------        --------------

Daniel W. Geeding                   16,078                        1.39%
Ronald L. Goodfellow                13,620(4)(5)                  1.18
Robert E. Holden                    21,937(6)                     1.90
Albert W. Moeller                   12,675(7)                     1.10
Edgar A. Rust                       53,978(8)                     4.69
Robert R. Sudbrook                   1,050                         .09
John P. Torbeck                     17,656(4)(9)                  1.53
Milton L. Van Schoik                12,453(4)(10)                 1.07
All directors and executive
  officers as a group
  (10 people)                      177,842                       15.27

- -----------------------------

(1) Each of the persons listed in this table may be contacted at the address of the Corporation, 5535 Glenway Avenue, Cincinnati, Ohio 45238.

(2) A person is the beneficial owner of shares of Common Stock, if such person, directly or indirectly, has sole or shared voting or investment power over such shares or has the right to acquire such voting or investment power within 60 days. All shares are owned directly with sole voting or investment power, unless otherwise indicated by footnote. All stock options granted under the Plan are exercisable upon the date of grant and expire if not exercised within ten years of grant.

(3) For each individual, assumes a total of 1,150,107 shares of Common Stock outstanding, plus the number of shares such person may acquire, pursuant to the Plan, within 60 days, if any. For all directors and executive officers as a group, assumes a total of 1,164,227 outstanding shares of Common Stock, which includes an aggregate of 14,120 shares which may be acquired by directors and executive officers, under the Plan, within 60 days.

(4)  Includes 3,858 shares that may be acquired upon the exercise of options.

(5) Includes 1,967 shares as to which Mr. Goodfellow has shared voting and investment power.

(6) Includes 3,155 shares as to which Mr. Holden has shared voting and investment power.

(7) Includes 551 shares as to which Mr. Moeller has shared voting and investment power.

(8) Includes 18,896 shares as to which Mr. Rust has shared voting and investment power and 5,058 shares allocated to Mr. Rust under the ESOP.

(9) Includes 576 shares as to which Mr. Torbeck has shared voting and investment power and 786 shares held by Mr. Torbeck as custodian for others.

(10) Includes 4,138 shares as to which Mr. Van Schoik has shared voting and investment power.

                              BOARD OF DIRECTORS

Election of Directors

     In accordance with the Corporation's Certificate of Incorporation and By-laws, the number of directors of the Corporation is currently fixed at eight, divided into three classes as nearly equal in number as possible. One class is elected annually, and each class serves a term of three years.

     Since the 1995 annual meeting of stockholders, there have been three changes in the membership of the Board of Directors. Dennis E. Betz, the former President and Chief Executive Officer of the Corporation, was killed in a plane crash in December 1995. Immediately thereafter, Edgar A. Rust was appointed to serve as President and Chief Executive Officer of the Corporation and Albert W. Moeller, who had been serving as Vice Chairman of the Board, was named to replace Mr. Rust as Chairman. Fred E. Betz resigned from the Board in March 1996. In July 1996, Robert R. Sudbrook was appointed to serve as President and Chief Executive Officer of the Corporation and was appointed as a director to fill the vacancy created by the resignation of Mr. Fred Betz. Mr. Rust was reappointed to serve as Chairman of the Corporation, Mr. Moeller remained as a director of the Corporation and Milton L. Van Schoik was appointed to serve as Vice Chairman of the Corporation.

     The Board of Directors has established a Nominating Committee for selecting nominees for election as directors. Mr. Moeller is the Chairman of the Nominating Committee. Mr. Rust and Ronald L. Goodfellow also serve on the Committee. The Nominating Committee considers stockholder recommendations in selecting nominees. Any stockholder entitled to vote for the election of directors may nominate persons for election as directors by following the procedure set out in the Corporation's By-laws. Such procedure provides, in general, that a stockholder wishing to make a nomination must deliver to the Secretary of the Corporation, not less than 30 days prior to the Annual Meeting, a written notice setting forth certain information regarding both the nominee and the stockholder making such nomination.

     Directors shall be elected by a plurality of the votes present in person or by Proxy at the Annual Meeting, and the nominees receiving the greatest number of votes shall be elected. Shares of Common Stock as to which the authority to vote is withheld and shares of Common Stock represented in person or by Proxy at the Annual Meeting, which are not voted with respect to the election of directors, are not counted toward the election of directors or toward the election of the individual nominees specified on the form of Proxy.

     The Board of Directors proposes the election of the following directors to terms that will expire in 1999:

                                                               Director
    Name                  Age(1)     Position(s) Held          Since(2)
    ----                  ------     ----------------          --------

    Albert W. Moeller      73        Director                    1972
    Robert R. Sudbrook     54        Director and President      1996

- -----------------------------

(1)  As of September 13, 1996.

(2) Indicates the year that the individual became a director of the Corporation's subsidiary, Centennial Savings Bank ("Centennial") or The Glenway Loan and Deposit Company ("Glenway Loan and Deposit"), which converted to stock form and merged into Centennial on August 24, 1993 (the "Merger-Conversion"). Mr. Moeller became a director of the Corporation when it was formed in 1990. Mr. Sudbrook was appointed to the Board in July 1996.

     If any nominee is unable to serve, the shares represented by all valid Proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee would be unable to serve if elected. Unless otherwise directed, Proxies received pursuant to this solicitation will be voted for the foregoing nominees.

     Robert E. Holden has informed the Board that he intends to retire from the Board after the Annual Meeting, prior to the expiration of his term in 1997. Upon his retirement, the Board intends to reduce the number of directors of the Corporation to seven. The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                         Director     Term
Name                    Age(1)   Position(s) Held        Since(2)     Expires
- ----                    ------   ----------------        --------     -------

Daniel W. Geeding       53       Director                1988         1997
Ronald L. Goodfellow    64       Director                1970         1997
Edgar A. Rust           53       Chairman of the Board   1975         1998
                                 and Director
John P. Torbeck         67       Director                1984         1998
Milton L. Van Schoik    67       Director                1971         1998
- ---------------------------

(1)  As of September 13, 1996.

(2) Indicates the year that the individual became a director of Centennial or Glenway Loan and Deposit. Messrs. Geeding and Rust became directors of the Corporation when the Corporation was formed in 1990. John P. Torbeck and Messrs. Goodfellow and Van Schoik became directors of the Corporation on the effective date of the Merger-Conversion.


     Daniel W. Geeding is the Dean of the College of Business Administration at Xavier University, a position he has held since 1988, and he has been employed by Xavier University since 1969. Mr. Geeding also serves as a director of Choice Care, Frisch's Restaurants, Inc. and Zaring Homes, Inc.

     Ronald L. Goodfellow became Chairman of the Board of Directors of Centennial in September 1995. Prior to that, he served as Vice-Chairman of the Board of Centennial. In 1988, Mr. Goodfellow retired from Cincinnati Milacron, Inc., as the Manager of Marketing Administration and Distributor Sales, where he had been employed for 32 years.

     Robert E. Holden is currently retired. Prior to his retirement, he was the owner and President of E.C. Decker Co., a specialty contracting firm located in Cincinnati, for 28 years.

     Albert W. Moeller served as either Chairman or Vice Chairman of the Board of the Corporation from its formation in 1990 until July 1996. Mr. Moeller retired from Procter & Gamble as Assistant Treasurer in 1983, where he had been employed for 42 years.

     Edgar A. Rust is Chairman of the Board of the Corporation and a director of Centennial. He served as President and Chief Executive Officer of the Corporation and Centennial from December 1995 through July 1996. Prior to that appointment, he served as Chairman of the Board of the Corporation from September 1995 and as the Executive Vice President of Centennial since the Merger-Conversion. Prior to September 1995, Mr. Rust had served as Vice Chairman of the Board of the Corporation, and prior to the Merger-Conversion, he had served as President and Chief Executive Officer of Centennial since 1975. Since January 1995, Mr. Rust has served as Housing Director of Bethany House Services. He also serves as Chairman of the Board of the Cincinnati Development Fund.

     Robert R. Sudbrook has served as the President and Chief Executive Officer of the Corporation and Centennial since July 1996. Prior to that, he served as the President and Chief Executive Officer of The North Side Bank & Trust Company, a $215 million asset bank in Cincinnati, for six years. Prior to that, Mr. Sudbrook had over 20 years of experience in the banking industry.

     John P. Torbeck is the Vice President and Secretary of Torbeck Homes, Inc., a residential construction company located in Cincinnati, a position he has held since the establishment of that company in 1984.

     Milton L. Van Schoik became Vice Chairman of the Corporation in 1996. Mr. Van Schoik is currently retired and at the time of his retirement, he held the position of Senior Vice President - Information and General Services at the Cincinnati Gas and Electric Company, where he had been employed since 1957.

Meetings and Committees of Directors

     The Board of Directors of the Corporation met 13 times for regularly scheduled and special meetings during the fiscal year ended June 30, 1996. Each director, except Mr. Geeding, attended at least 75% of the aggregate of
(1) the total meetings of such Board held during such fiscal year and (2) the total number of meetings held by all committees of that Board of Directors on which he served. Mr. Geeding attended 69% of the aggregate of such meetings.

     The Board of Directors of the Corporation has established two committees in addition to the Nominating Committee, consisting of the Executive Committee and the Audit Committee.

     The Executive Committee is chaired by Mr. Van Schoik and also consists of Messrs. Moeller and Rust. The Executive Committee meets as needed to consider matters of general concern to the Corporation. All decisions of the Executive Committee are ratified by the Board of Directors. The Executive Committee met four times during the fiscal year ended June 30, 1996.

     The Audit Committee is composed of Messrs. Geeding, Moeller, Torbeck and Van Schoik. Mr. Geeding is the Chairman of the Audit Committee, which reviews audit reports and related matters to ensure effective compliance with regulatory and internal policies and procedures. James M. Hater and James W. Schackmann, directors of Centennial, attend meetings of the Corporation's Audit Committee. The Audit Committee met five times during the fiscal year ended June 30, 1996.


                              EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the current executive officers of the Corporation, as of September 13, 1996:

Name                       Age        Position(s) Held
- ----                       ---        -----------------

Edgar A. Rust              53         Chairman of the Board
Milton L. Van Schoik       67         Vice Chairman of the Board
Robert R. Sudbrook         54         President and Chief Executive Officer
Daniel W. Geeding          53         Secretary
Joseph V. Bunke            43         Vice President/Internal Control
David R. Kent              45         Vice President and Chief Financial Officer

     Joseph V. Bunke is the Vice President/Internal Control of the Corporation, a position he has held since October 1993. Prior to the Merger-Conversion, Mr. Bunke was the Treasurer of Glenway Loan and Deposit, a position he had held since 1986.

     David R. Kent is the Vice President and Chief Financial Officer of the Corporation. Prior to the Merger-Conversion, Mr. Kent had served as the Vice President and Controller of Centennial since 1983.

     For biographical information regarding the other executive officers of the Corporation, see "BOARD OF DIRECTORS - Election of Directors."


               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

     The following Summary Compensation Table sets forth certain information with respect to the compensation paid by the Bank to certain executive officers of the Corporation:


                          Summary Compensation Table

                                                      |--------------------------|
                                                      |   Long Term Compensation |
- ------------------------------------|-----------------|--------------------------|--------------|
                                    |     Annual      |                          |              |
                                    |  Compensation   |         Awards           |              |
                                    |-----------------|-----------|--------------|              |
                           Fiscal                     |Restricted |   Options/   |  All other   |
   Name and Principal       Year    Salary($) Bonus($)|   Stock   |    SARs(#)   | compensation |
        Position                                      | Awards($) |      (1)     |   ($)(2)     |
- ------------------------------------------------------|-----------|--------------|--------------|

  Dennis E. Betz,          1996    123,000     9,000                                  -
  former President (3)     1995    150,000    35,750       -              -           -
                           1994    143,000    17,500       -            7,000

  Edgar A. Rust,           1996     90,200       -         -              -           7,700
  former President (4)     1995     20,000    14,062       -              -          15,000
                           1994     97,880    40,900       -              -           8,000

- -----------------------------

(1) As a result of 5% stock dividends in August 1995 and 1996, outstanding options increased by 5%, but such increase is not considered a grant of options by the Corporation. "SARs" stands for "stock appreciation rights." The Corporation does not have a plan that provides for the grant of SARs.

(2) Reflects directors fees paid to Mr. Rust during the seven months he did not serve as President of the Corporation.

(3)  Mr. Betz was killed in a plane crash in December 1995.

(4) Mr. Rust served as President of the Corporation and Centennial from December 1995 to July 1996. Prior to that he served as Executive Vice President of Centennial.

Stock Option Plan

     No options were granted under the Plan to the persons listed in the foregoing Summary Compensation Table during the fiscal year ended June 30, 1996.

     The following table sets forth information regarding the number and value of unexercised options held by the person listed in the Summary Compensation
Table:


              Aggregated Option/SAR Exercises In Last Fiscal Year
                         And 6/30/96 Option/SAR Values


                                                                            Value of
                                                          Number of        Unexercised
                                                         Unexercised      In-the-Money
                                                       Options/SARs at   Options/SARs at
                                                         6/30/96 (#)     6/30/96 ($)(1)

                Shares Acquired                          Exercisable/      Exercisable/
Name            on Exercise (#)    Value Realized ($)   Unexercisable     Unexercisable
- -----------------------------------------------------------------------------------------

Dennis E. Betz         -               N/A                   (2)               (2)

Edgar A. Rust          -               N/A                 1,031/0          16,042/0
- ---------------------------


(1) An option is "in-the-money" if the fair market value of the underlying stock exceeds the exercise price of the option. The figure represents the value of such unexercised options, determined by multiplying the number of unexercised options by the difference between the exercise prices of such options and the closing bid price for the Common Stock reported by The Nasdaq National Market on June 30, 1996.

(2) Mr. Betz's estate has until December 1996 to exercise the 7,350 unexercised options held by him at his death.


Director Compensation

     Each director of the Corporation, except Mr. Sudbrook, receives a monthly fee of $1,050 and $200 per each Board or committee meeting of the Corporation attended. In addition, Messrs. Goodfellow, Rust (except for the time he served as President) and Van Schoik received $200 per each meeting of the Board or a committee of Centennial attended in their capacity as directors of Centennial.

Employment Agreement

     The Bank entered into an employment agreement with Mr. Robert R. Sudbrook, retaining him as President and Chief Executive Officer of the Corporation effective in July 1996. The employment agreement has a term of three years and provides for an annual salary of not less than $160,000. If Mr. Sudbrook is terminated at any time during such three-year term for any reason other than "just cause," as defined in the employment agreement, he will be entitled to receive an amount equal to his annual compensation for 36 months, subject to reduction to the extent necessary to comply with certain provisions of the Internal Revenue Code of 1986, as amended (the "IRC"). Assuming a termination of the employment contract, based on an annual salary of $160,000, the payment to Mr. Sudbrook would be $480,000.

     In connection with the Merger-Conversion, the Bank had entered into an employment agreement with Mr. Dennis Betz, retaining him as President. The employment agreement had a term of three years and provided for an annual salary of not less than $143,000. Under that agreement, if Mr. Betz had been terminated at any time during such three-year term for any reason other than "just cause," as defined in the employment agreement, he would have been entitled to receive an amount equal to his annual compensation for 36 months, subject to reduction to the extent necessary to comply with certain provisions of the IRC. Assuming a termination of the employment contract, based on an annual salary of $150,000, the payment to Mr. Betz would have been $450,000. At Mr. Betz's death, the agreement terminated and all amounts owed to date under the agreement were paid.


                         APPROVAL OF AMENDMENT TO THE
                        STOCK OPTION AND INCENTIVE PLAN

General

     The Plan, as adopted by the Board of Directors of the Corporation, was ratified by stockholders at a meeting held October 23, 1991. Subsequently, in July 1993, additional shares were reserved under the Plan for awards in connection with the Merger-Conversion. The Plan permits the granting of a variety of long-term incentive awards to those directors, officers and key employees as a means of enhancing and encouraging the recruitment and retention of those individuals on whom the continued success of the Corporation most depends.

The Amendment

     There are currently awards of exercisable options for 41,043 shares outstanding under the Plan. As a result of prior awards under the Plan, no shares remain available under the Plan for future awards. The Board proposes to reserve additional shares available for issuance of options and other awards under the Plan to its officers, employees and directors. The Corporation is seeking stockholder approval to amend the Plan to reserve an additional 50,000 shares thereunder. Awards under the Plan are made based on an individual's position, duties and responsibilities, the value of the individual's service to the Corporation and its subsidiaries and any other factors deemed relevant.

     On August 29, 1996, Mr. Sudbrook was granted incentive stock options to purchase 10,500 shares of the Corporation, subject to stockholder approval of the proposed amendment to the Plan. See "-Awards Under the Plan." After the issuance of these options to Mr. Sudbrook and the approval of the proposed amendment to increase the number of shares reserved for awards under the Plan by 50,000, there will be outstanding awards of exercisable options for 51,543 shares outstanding under the Plan and 39,500 shares available for future awards under the Plan. There are no current plans to make any additional awards under the Plan.

     The principal features of the Plan are summarized below. The complete text of the proposed amendment to the Plan is as follows:

     Section 5 of the Plan is amended in its entirety to read as follows:

     5. Shares Subject to Plan. As of October 23, 1996 and subject to adjustment by the operation of Section 12 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 91,043. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which

     Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

Principal Features of the Plan

     The Plan provides for awards in the form of stock options, stock appreciation rights ("SARs"), limited stock appreciation rights ("Limited SARs") and restricted stock. Each award shall be on such terms and conditions, consistent with the Plan, as the committee administering the Plan may determine. Shares subject to an award may be authorized but unissued shares or reacquired shares held by the Corporation in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Plan. No award or any right or interest therein is assignable or transferable except by will or the laws of descent and distribution or except for awards, other than incentive stock options, pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     The Plan is administered by a Stock Option Committee consisting of two or more members of the Board of Directors of the Corporation (the "Committee"), none of whom shall be eligible to receive discretionary awards under the Plan. Messrs. Rust and Geeding are the present members of the Committee.

     The term of a stock option will not exceed ten years from the date of grant. The Committee may grant either "Incentive Stock Options" as defined under Section 422 of the Code ("ISOs") or stock options not intended to qualify as such. In general, stock options will not be exercisable after the expiration of their terms. In the event that a participant ceases to serve as a director, senior officer, ten percent beneficial owner of the Corporation's common stock (as defined in the Plan) or employee of the Corporation, or one of its subsidiaries, for any reason other than death or termination for cause, an exercisable stock option will continue to be exercisable for three months but in no event after the expiration date of the option. In the event of the death of a participant during such service or within three months following termination other than for cause, an exercisable option will continue to be exercisable for one year, to the extent exercisable by the participant immediately prior to his death, but in no event later than ten years after grant. Following the death of any participant, the Committee may, as an alternative means of settlement of an option, elect to pay to the holder an amount of cash equal to the amount by which the market value of the shares covered by the option on the date of exercise exceeds the exercise price. A stock option will automatically terminate and will no longer be exercisable as of the date a participant ceases to serve as a director, officer or employee and was terminated for cause.

     Subject to certain limited exceptions, the exercise price for the purchase of shares subject to a stock option at the date of grant may not be less than 100 percent of the market value of the shares covered by the option on that date. The exercise price must be paid in full in cash or shares of common stock, or a combination of both, as determined by the Committee.

     The Committee may grant SARs at any time, whether or not the participant then holds stock options, granting the right to receive the excess of the market value of the shares represented by the SARs on the date exercised over the exercise price. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Upon the exercise of a SAR, the participant will receive the amount due in cash or shares, or a combination of both, as determined by the Committee. SARs may be related to stock options ("Tandem SARs"), in which case the exercise of one will reduce to that extent the number of shares represented by the other. Limited SARs may be granted at the time of, and must be related to, the grant of a stock option or SAR. The exercise of one will reduce to that extent the number of shares represented by the other. Limited SARs will be exercisable only for a limited period in the event of a tender or exchange offer. Limited SARs will be exercisable only for the 45 days following the expiration of the tender or exchange offer, during which period the related stock option or SAR will be exercisable. Notwithstanding the foregoing, no SAR or Limited SAR may be exercisable by a director, senior officer or ten percent beneficial owner (as defined in the Plan) of the Corporation within six months of the date of its grant.

     The Committee may grant restricted stock, subject to forfeiture if the participant fails to remain in the continuous service of the Corporation or one of its subsidiaries, as a director, officer or employee for a stipulated period which may not be less than six months from the date of grant. The holder of restricted stock shall have all of the rights of a stockholder, including the right to receive dividends (with payment deferred if the Committee so decides) and the right to vote the shares. The participant may not, however, sell, assign, transfer, pledge or otherwise encumber any of the restricted stock during the restricted period.

     The Committee may, in its discretion, accelerate the time at which any or all restrictions will lapse, or may remove any or all of the restrictions. In the event of termination for any other reason, all shares will be forfeited and returned to the Corporation, unless the Committee provides otherwise. Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards, will be adjusted by the Committee in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation.

     In the case of any merger, consolidation or combination of the Corporation with or into another thrift holding company or other entity, whereby either the Corporation is not the continuing thrift holding company or its outstanding shares are converted into or exchanged for securities, cash or property, or any combination thereof, any participant to whom a stock option has been granted will have the right upon exercise of the option to an amount equal to the excess of fair market value on the date of exercise of the consideration receivable in the merger, consolidation or combination with respect to the shares covered or represented by the stock option over the exercise price of the option multiplied by the number of shares with respect to which the options have been exercised. The restricted period with respect to an award of restricted stock will lapse, and the stock will become fully vested, if the service of a participant is involuntarily terminated for any reason within 18 months after a change in control (as defined in the Plan) of the Corporation.

     In addition, in the event of a tender or exchange offer or approval by the stockholders of the Corporation or the acquisition of the Corporation or substantially all of its assets, all outstanding stock options and SARs not fully exercisable will become exercisable in full and remain so for a period of 60 days, after which they will revert to being exercisable in accordance with their terms. However, no stock option or SAR will be exercisable by any director, senior officer or ten percent beneficial owner of the Corporation, or one of its subsidiaries, within six months of the date of the grant of such stock option or SAR.

     The Board of Directors of the Corporation may at any time amend, suspend or terminate the Plan or any portion thereof but may not, without the prior approval of the stockholders, make any amendment which (i) materially increases the total number of shares which may be subject to awards, (ii) materially increases the benefits accruing to participants under the Stock Option Plan, or (iii) change the class of persons eligible to participate in the Plan. Unless previously terminated, the Plan shall continue in effect for a term of ten years, after which no further awards may be granted under the Plan.

Awards Under the Plan

     No awards were made under the Plan from September 1993 until August 1996. There are currently 14,120 shares subject to immediately exercisable options held by directors and executive officers of the Corporation, and 26,923 shares subject to immediately exercisable options held by other employees of the Corporation and its subsidiaries or by Dennis Betz's estate. These options expire in 2003 and have an average exercise price of $12.38. Effective August

29, 1996, there were 10,500 shares subject to options, not exercisable until stockholder approval of the amendment of the Plan, held by Mr. Sudbrook. All the options issued to Mr. Sudbrook are ISOs, expire in 2006 and have an exercise price of $19.25.

Tax Treatment of Awards

     Under present federal income tax laws, awards under the Plan will have the following consequences:

     (1) The grant of an award will neither, by itself, result in the recognition of taxable income to the participant nor entitle the Corporation to a deduction at the time of such grant.

     (2) The exercise of a stock option which is an ISO will generally not, by itself, result in the recognition of taxable income to the participant nor entitle the Corporation to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax. The alternative minimum tax will be payable at the rate of 24% on "minimum taxable income" in excess of $30,000 (single person) or $40,000 (married filing jointly), but the $30,000 and $40,000 exemptions are reduced by an amount equal to 25% of the alternative minimum taxable income over $112,500 for single persons and $150,000 for married persons filing jointly. The gain recognized upon sale of a share through the exercise of an ISO will generally be taxed at the ordinary income tax rates then in effect.

     (3) The exercise of a stock option which is not an ISO will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option.

     (4) The exercise of a SAR will result in the recognition of ordinary income by the participant on the date of exercise in an amount of cash, and/or the fair market value on that date of the shares, acquired pursuant to the exercise.

     (5) Holders of restricted stock will recognize ordinary income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the restricted stock. Holders of restricted stock will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received.

     (6) The Corporation will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the participant under the various circumstances described above, provided that the Corporation meets its federal withholding tax obligations.


                             SELECTION OF AUDITOR

     The Board of Directors has selected Grant Thornton LLP as the auditor of the Corporation for the current fiscal year and recommends that the stockholders ratify the selection. Such ratification must be by the affirmative vote of the holders of a majority of the shares actually voted on such proposal. Abstentions and non-votes mathematically will have the effect of a "no" vote. Management expects that a representative of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from stockholders.

                PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

     Any proposals of security holders intended to be included in the Corporation's Proxy Statement for the 1997 Annual Meeting of Stockholders should be sent to the Corporation by certified mail and must be received by the Corporation not later than June 6, 1997.

     Management knows of no other business which will be brought before the Annual Meeting, including matters incident to the conduct of the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.


Cincinnati, Ohio
September 24, 1996

                                REVOCABLE PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         GLENWAY FINANCIAL CORPORATION

         GLENWAY FINANCIAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS
                               October 23, 1996


     The undersigned stockholder of Glenway Financial Corporation ("Glenway") hereby constitutes and appoints Edgar A. Rust, John P. Torbeck and Milton L. Van Schoik, or either one of them, as the proxies of the undersigned, with full power of substitution and resubstitution, to vote at the Annual Meeting of Stockholders of Glenway to be held at Glenway's headquarters at 5535
Glenway Avenue, Cincinnati, Ohio on October 23, 1996, at 2:00 p.m. Eastern Daylight Time (the "Annual Meeting"), all of the shares of Glenway common stock which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.    The election of two directors:

      ______   FOR all nominees            ______   WITHHOLD authority to
               listed below                         vote for all nominees
               (except as marked to the             listed below:
               contrary below):

                              Albert W. Moeller
                              Robert R. Sudbrook

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the following space:

- --------------------------------------------------------------------------------


2. The approval of an amendment to the Glenway Financial Corporation 1990 Stock Option and Incentive Plan (the "Plan") to to increase the number of shares available for issuance under the Plan by 50,000.

      ______  FOR         ______  AGAINST           ______  ABSTAIN


3. The ratification of the selection of Grant Thornton LLP, certified public accountants, as the auditors of Glenway for the current fiscal year.

      ______  FOR         ______  AGAINST           ______  ABSTAIN


4. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors recommends a vote "FOR" the nominees and the proposal listed above.

        IMPORTANT: Please sign and date this Proxy on the reverse side.

UNLESS THIS PROXY IS REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH ABOVE AND IN FAVOR OF THE PROPOSALS STATED ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PERSONS NAMED ABOVE TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS A DIRECTOR IF A NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE ANNUAL MEETING.

     At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

     All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Annual Meeting of Stockholders of Glenway and of the accompanying Proxy Statement is hereby acknowledged.

     Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


______________________________            ______________________________
Signature                                 Signature


______________________________            ______________________________
Print or Type Name                        Print or Type Name


Dated: _____________________              Dated: _______________________


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.